Exhibit 10.1

NOTE PURCHASE AND SECURITY AGREEMENT

DATED AS OF February 2, 2018

BY and AMONG

MICHAELSON CAPITAL SPECIAL FINANCE FUND II, L.P.,
as Purchaser

and

BioHiTech Global, Inc.,

BHT FINANCIAL, LLC,

BioHiTech America, LLC,

BioHiTech Europe, PLC,

E.N.A. Renewables, LLC,

AND

NEW WINDSOR RESOURCE RECOVERY, LLC,

as BorrowerS

(i)

	3.14	Insurance	10

	3.15	Deposit and Disbursement Accounts	11

	3.16	Accounts	11

	3.17	Conduct of Business	11

	3.18	Anti-Terrorism Laws	11

	3.19	Broker’s Fees	12

	3.20	Further Assurances	12

	3.21	Securities Law Compliance	12

	3.22	SEC Filings; Rule 144 Status	12

	3.23	Survival	12

4.	Financial Matters; Reports; Post-Closing Covenants		13

	4.1	Reports and Notices	13

	4.2	Financial Covenants	13

	4.3	Other Reports and Information	13

	4.4	Equity Financing	14

	4.5	Observer Rights	14

	4.6	[Intentionally deleted]	14

	4.7	DACA	14

	4.8	Conversion or Subordination of Existing Indebtedness	14

	4.9	Securities Filings	14

	4.10	Reporting Status; Public Trading Market; DTC Eligibility	14

5.	Negative Covenants		15

6.	Security Interest		17

	6.1	Grant of Security Interest	17

	6.2	Purchaser’s Rights	18

	6.3	Purchaser’s Appointment as Attorney-in-fact	19

	6.4	Grant of License to Use Intellectual Property Collateral	20

7.	Events of Default: Rights and Remedies		20

	7.1	Events of Default	20

	7.2	Remedies	22

	7.3	Waivers by Credit Parties	23

	7.4	Proceeds	24

8.	Representations, Warranties and Covenants of Purchaser		24

	8.1	Purchase Without View to Distribute	24

(ii)

	8.2	Restrictions on Transfer	24

	8.3	Additional Representations	24

	8.4	Enforceability	24

9.	Successors and Assigns		25

10.	Miscellaneous		25

	10.1	Complete Agreement; Modification of Agreement	25

	10.2	Expenses	25

	10.3	No Waiver	26

	10.4	Severability; Section Titles	26

	10.5	Authorized Signature	26

	10.6	Notices	27

	10.7	Counterparts	27

	10.8	Time of the Essence	27

	10.9	GOVERNING LAW	27

	10.10	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	28

	10.11	USA Patriot Act Notice	28

	10.12	Press Releases	29

	10.13	Reinstatement	29

(iii)

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	Definitions
Schedule B	Purchaser’s and Borrowers’ Addresses for Notices
Schedule C	Fees and Expenses
Schedule D	Schedule of Documents
Schedule E	Financial Covenants

Disclosure Schedule (3.2)	Places of Business; Corporate Names
Disclosure Schedule (3.7)	Stock; Affiliates
Disclosure Schedule (3.9)	Taxes
Disclosure Schedule (3.11)	Litigation
Disclosure Schedule (3.12)	Intellectual Property
Disclosure Schedule (3.14)	Insurance
Disclosure Schedule (5(b))	Indebtedness
Disclosure Schedule (5(e))	Liens
Disclosure Schedule (6.1)	Actions to Perfect Liens

Exhibit A	Form of Note
Exhibit B	Other Reports and Information
Exhibit C	Form of Limited Guaranty and Suretyship Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Secretarial Certificate
Exhibit F	Form of Power of Attorney
Exhibit G	Form of Certificate of Compliance
Exhibit H	Form of Legal Opinion

(iv)

note purchase and security agreement

This Note Purchase and Security Agreement is dated as of __, 2018 and agreed to by and among BioHiTech Global, Inc., a Delaware corporation (“BHT Global”), BHT Financial, LLC, a Delaware limited liability company (“BHT Financial”), BioHiTech America, LLC, a Delaware limited liability company, BioHiTech Europe, PLC, a United Kingdom private limited company, E.N.A. Renewables, LLC, a Delaware limited liability company, and New Windsor Resource Recovery, LLC, a Delaware limited liability company (together with BHT Global, collectively, jointly and severally referred to and obligated hereunder as, “Borrowers” and each a “Borrower”), any other Credit Party executing this Agreement, and MICHAELSON CAPITAL SPECIAL FINANCE FUND II, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

A.           Borrowers desire to issue and sell the Note (as defined below) and the Shares (as defined below) to Purchaser and Purchaser is willing to purchase the Note and the Shares all in accordance with the terms of this Agreement.

B.           Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other NPA Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, intending to be legally bound hereby, the parties hereto agree as follows:

1.          Note and Share Purchase and Sale.

1.1           Term Note; Shares.

(a)          On or prior to the Closing, Borrowers shall have authorized (i) the sale and issuance to Purchaser of a senior secured term promissory note in the aggregate principal amount of Five Million Dollars ($5,000,000) (the “Note”), and (ii) the sale and issuance of 320,000 shares of Common Stock of BHT Global (the “Shares”). The Note shall be in the form of Exhibit A attached hereto.

(b)          Subject to the terms and conditions hereof, Borrowers hereby agree to issue and sell to Purchaser, and Purchaser agrees to purchase from Borrowers (i) the Note in the principal amount of Five Million Dollars ($5,000,000), and (ii) the Shares, for a total purchase price of Five Million Dollars ($5,000,000) (the “Purchase Price”). Borrowers and Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

1.2           Payment of Principal.

(a)          Borrowers shall repay the Note in eight, equal, quarterly installments of Six Hundred Twenty Five Thousand Dollars ($625,000) each over the two (2) years prior to the Maturity Date. The first quarterly installment shall be due on May 15, 2021 and the last installment shall be due on the Maturity Date. Subsequent quarterly installments after May 15, 2021 are due each quarter on the fifteenth (15th) day of the first month of each Fiscal Quarter until the Maturity Date. Any partial payments shall be applied to installments of principal last falling due. No partial prepayment shall postpone or interrupt payments of interest or the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and the manner set forth above.

(b)          Upon the Maturity Date, Borrowers shall pay to Purchaser in full, in cash: (i) all outstanding principal under the Note and all accrued but unpaid interest thereon; and (ii) all other non-contingent Obligations due to or incurred by Purchaser.

1.3           Use of Proceeds. Borrowers shall use the proceeds of the Note solely for working capital and other general corporate purposes.

1.4           Interest.

(a)          Borrowers shall pay interest to Purchaser on the aggregate outstanding principal amount under the Note at a fixed rate equal to ten and one-quarter percent (10.25%) per annum.  All computations of interest shall be made by Purchaser on the basis of thirty (30) days per month and a three hundred sixty (360) day year for each full month until the Maturity Date.  If a payment is made for a partial month, interest shall be calculated based upon the actual number of days occurring in the period for which such interest or fee is payable.  In no event will Purchaser charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)          Interest shall be payable on the outstanding principal amount under the Note (i) in advance for the succeeding calendar month on the first (1st) day of each calendar month, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date, upon demand by Purchaser.

(c)          If any interest or any other payment to Purchaser under this Agreement, the Note or any of the other NPA Documents becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day.

(d)          Intentionally omitted.

(e)          If a payment made to Purchaser hereunder or under any other NPA Document would be subject to withholding tax imposed by FATCA if Purchaser fails to comply with applicable reporting and other requirements of FATCA, Purchaser shall deliver to Borrowers, at the time or times prescribed by applicable law or as reasonably requested by Borrowers, (i) two accurate, complete and signed certifications prescribed by applicable law or reasonably satisfactory to Borrowers that establish that such payment is exempt from withholding tax imposed by FATCA and (ii) any other documentation reasonably requested by Borrowers sufficient for Borrowers to comply with their obligations under FATCA and to determine that Purchaser has complied with such applicable reporting and other requirements of FATCA.

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1.5           Mandatory Prepayments. The Note, including the outstanding principal amount thereof, any accrued and unpaid interest thereon and the appropriate Prepayment Premium, if any, computed pursuant to Section 1.7 hereof, and all other monetary Obligations shall be immediately due and payable in the event of: (a) the exercise by Purchaser of its remedies under Section 7.2(a) below in connection with an Event of Default; (b) the Transfer of fifty percent (50%) or more of any Borrower’s assets; or (c) a Change of Control (each, a “Mandatory Prepayment Event”). Borrowers shall deliver to Purchaser written notice at least thirty (30) day’s prior to the occurrence of a Mandatory Prepayment Event described in clauses (b) or (c) above, which such notice shall describe the Mandatory Prepayment Event in detail.

1.6           Optional Prepayments. After the first anniversary of the Closing Date and upon ten (10) Business Days’ prior written irrevocable notice to Purchaser, Borrowers may elect to prepay, in whole but not in part, the outstanding principal amount under the Note, together with all accrued and unpaid interest on the outstanding principal amount to the date of prepayment, as well as all of the other monetary Obligations that are payable with respect thereto; provided, however, that any such prepayment must be accompanied by the applicable Prepayment Premium, if any, computed pursuant to Section 1.7 hereof. No prepaid amount may be reborrowed. Borrowers may not voluntarily prepay the outstanding principal amount under the Note prior to the first year anniversary of the Closing Date.

1.7           Prepayment Premium. Any prepayment made by Borrowers pursuant to Section 1.5 or Section 1.6 within the first four (4) years of the Closing Date is subject to the following schedule of prepayment premiums which such premiums shall be paid in full by Borrowers at the time of any such prepayment (the “Prepayment Premium”):

Prepayment made:	Prepayment Premium:

On or before February 2, 2020	Prepayment Premium equal to ten percent (10%) of principal amount prepaid

After February 2, 2020 and on or before February 2, 2021	Prepayment Premium equal to seven percent (7%) of principal amount prepaid

After February 2, 2021 and on or before February 2, 2022	Prepayment Premium equal to five percent (5%) of principal amount prepaid

After February 2, 2022	No Prepayment Premium

1.8           Intentionally omitted.

1.9           Fees. Borrowers agree to pay to Purchaser the Fees set forth in Schedule C.

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1.10         Receipt of Payments. Borrowers shall make each payment under this Agreement (not otherwise made pursuant to Section 1.11) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to an account designated in writing by Purchaser or otherwise as directed by Purchaser. If Borrowers shall be required by law to deduct any Taxes from any payment to Purchaser under any NPA Document, then the amount payable to Purchaser shall be increased so that, after making all required deductions, Purchaser receives an amount equal to that which it would have received had no such deductions been made.

1.11         Application and Allocation of Payments. Except as set forth in Sections 1.2 and 1.4 above, Borrowers irrevocably agree that Purchaser shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Purchaser may deem advisable. Purchaser is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made advances of cash on behalf of Borrowers for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrowers under this Agreement or any of the other NPA Documents, (b) the payment, performance or satisfaction of any of Borrowers’ obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, and Borrowers agree to repay immediately, in cash, any such amount so advanced by Purchaser.

1.12         Accounting. Purchaser is authorized to record on its books and records the date and amount of the Note and each payment of principal and interest thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. Upon request, Purchaser shall provide Borrowers on a monthly basis a statement and accounting of such recordations but any failure on the part of Purchaser to keep any such recordation (or any errors therein) or to send a statement thereof to Borrowers shall not in any manner affect the obligation of Borrowers to repay any of the Obligations. Except to the extent that Borrowers shall, within thirty (30) days after such statement and accounting is sent, notify Purchaser in writing of any objection Borrowers may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrowers, absent manifest error.

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1.13         Indemnity. Borrowers and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Purchaser and its Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other NPA Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other NPA Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the NPA Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER NPA DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

2.          Conditions Precedent.

2.1           Conditions to the Closing. Purchaser shall not be obligated to purchase the Note and the Shares, or perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Purchaser in its sole discretion, or waived in writing by Purchaser:

(a)          the NPA Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule D);

(b)          Purchaser shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.14 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Purchaser as required under such Section;

(c)          Purchaser shall have received a Secretary’s Certificate of Directors’ Resolutions and Incumbency, evidencing (among other things), the approval of this Agreement and the other NPA Documents, the granting of Liens by Borrowers in all Collateral to secure Borrowers’ Obligations and the approval of the issuance of the Shares, in form and substance reasonably satisfactory to Purchaser;

(d)          certificates of good standing dated not more than thirty (30) days prior to the date of the Closing for each Borrower certified by its jurisdiction of organization and each other jurisdiction in which it is qualified to conduct business;

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(e)          Purchaser shall have received evidence that all outstanding indebtedness for borrowed money (other than (i) the Revised Celli Note (as defined below), (ii) the Revised Comerica Facility (as defined below), and (iii) the indebtedness identified on Schedule 2.1(e) attached hereto) (x) has been converted into equity in BHT Global, on terms reasonably acceptable to Purchaser, (y) is subject to the terms of a Subordination Agreement in favor of Purchaser, in a form reasonably acceptable to Purchaser, or (z) is subject to a consent and approval by the holders thereof to the transactions contemplated by the NPA Documents, including a waiver of any adjustments to any conversion or exercise prices relating to such indebtedness, which such consent and approval shall be reasonably acceptable to Purchaser;

(f)          Purchaser shall have received evidence satisfactory to it that the Comerica Bank Loan has been amended so that the total outstanding indebtedness on such loan is less than or equal to $1,100,000, BHT Financial is the only “borrower” party thereto and is secured only by specified equipment owned by BHT Financial, all of which shall be on terms reasonably acceptable to Purchaser (the “Revised Comerica Facility”);

(g)          Purchaser shall have received evidence satisfactory to it that the Borrowers’ indebtedness to Frank E. Celli has been amended so that the total outstanding indebtedness is less than or equal to $2,000,000 and shall otherwise be on terms and conditions reasonably satisfactory to Purchaser (which shall include, but not limited to, (i) an interest rate of no greater than ten and one-quarter percent (10.25%) per annum, (ii) accrued cash interest paid no earlier than the Termination Date, and (ii) a maturity date on or after February 2, 2024) (the “Revised Celli Note”);

(h)          an opinion of counsel to Borrowers addressed to Purchaser in substantially the form attached hereto as Exhibit H;

(i)          a pro-forma capitalization schedule of Borrowers (after giving effect to the issuance of the Shares);

(j)          payment of all fees, expenses and other obligations of Borrowers which are then due pursuant to Section 10.2 hereof; and

(k)          Such other documents relating to the transactions contemplated hereby as Purchaser may reasonably request, which such documents shall be reasonably satisfactory in form and substance to Purchaser.

2.2           Further Conditions to the Closing. Purchaser shall not be obligated to purchase the Note and the Shares, if, as of the date of Closing:

(a)          any representation or warranty by any Credit Party contained herein or in any of the other NPA Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct in all material respects as of such earlier date; or

(b)          any event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect shall have occurred.

The request and acceptance by Borrowers of the proceeds of the Note and the Shares shall be deemed to constitute, as of the Closing Date, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a restatement by Borrowers of each of the representations and warranties made by it in any NPA Document and a reaffirmation by Borrowers of the granting and continuance of Purchaser’s Liens pursuant to the NPA Documents.

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3.          Representations, Warranties and Affirmative Covenants.

To induce Purchaser to enter into this Agreement and to purchase the Note and the Shares, Borrowers and each other Credit Party executing this Agreement, jointly and severally, represent and warrant to Purchaser (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Purchaser until the Termination Date as follows:

3.1           Corporate Existence; Compliance with Law. Each Corporate Credit Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations in all material respects; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the NPA Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party that are necessary or appropriate for the conduct of its business.

3.2           Executive Offices; Corporate or Other Names. (a) Each Corporate Credit Party’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Corporate Credit Party, (c) the organizational identification number issued by each such Credit Party’s state of incorporation or organization or a statement that no such number has been issued, (d) each Corporate Credit Party’s state of organization or incorporation, and (e) the location of each Corporate Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Corporate Credit Party has been known as or conducted business in any other name (including trade names). Each Corporate Credit Party has only one state of incorporation or organization.

3.3           Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the NPA Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each NPA Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such NPA Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

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3.4           Financial Statements and Projections; Books and Records.

(a)          The Financial Statements delivered by Borrowers to Purchaser for their most recently ended Fiscal Year and Fiscal Month, are true, correct and complete and reflect fairly and accurately in all material respects the financial condition of Borrowers as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by Borrowers to Purchaser have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Purchaser and all such assumptions are disclosed in the Projections.

(b)          Borrowers and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5           Material Adverse Change. Between the date of Borrowers’ most recently audited Financial Statements disclosed by Borrowers pursuant to the Securities Act: (a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to such Credit Party’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6           Real Estate; Property. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances.

3.7           Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth in Disclosure Schedule (3.7). All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule (5(b)).

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3.8           Government Regulation; Margin Regulations. No Corporate Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the NPA Documents. The issuance of the Note and the Shares, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the NPA Documents do not and will not violate any Requirement of Law. No Corporate Credit Party is engaged, nor will it engage, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Note and the Shares or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock. No Corporate Credit Party will take or permit to be taken any action that might cause any NPA Document to violate any regulation of the Federal Reserve Board.

3.9           Taxes; Charges. Except as disclosed in Disclosure Schedule (3.9), all tax returns, reports and statements required by any Governmental Authority to be filed by any Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party’s property. Proper and accurate amounts have been and will be withheld by Borrowers and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties or their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10         Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

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3.11         Litigation. Other than as set forth on Disclosure Schedule (3.11), no Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party’s properties or revenues (a) with respect to any of the NPA Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.11), as of the Closing Date there is no Litigation pending or threatened against any Credit Party that seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Purchaser promptly in writing upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of Criminal misconduct against any Credit Party.

3.12         Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.12). Each Corporate Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted. Each Corporate Credit Party will maintain the patenting and registration of all Intellectual Property necessary to conduct its business as currently conducted with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Corporate Credit Party will promptly patent or register, as the case may be, all new Intellectual Property necessary to conduct its business as currently conducted and notify Purchaser in writing ten (10) Business Days after filing any such new patent or registration.

3.13         Full Disclosure. No information contained in any NPA Document, the Financial Statements, Projections or any written statement furnished by or on behalf of any Credit Party under any NPA Document, or to induce Purchaser to execute the NPA Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact which has, or could reasonably be expected to have, a Material Adverse Effect on Borrowers, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion or other written statement made or furnished by Borrower to Purchaser.

3.14         Insurance. As of the Closing Date, Disclosure Schedule (3.14) lists all insurance of any nature maintained for current occurrences by Borrowers and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Purchaser certified copies and endorsements to all of its and those of its Subsidiaries (a) “All Risk” and business interruption insurance policies naming Purchaser loss payee, and (b) general liability and other liability policies naming Purchaser as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance reasonably acceptable to Purchaser, showing loss payable to Purchaser (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Purchaser, will provide that the insurance companies will give Purchaser at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Borrower or any other Person shall affect the right of Purchaser to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Purchaser. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Purchaser jointly, Purchaser may endorse such Credit Party’s name thereon and do such other things as Purchaser may deem advisable to reduce the same to cash. Purchaser reserves the right at any time, upon review of each Credit Party’s risk profile, to require in its reasonable, good faith discretion, additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Purchaser’s request, deliver to Purchaser a report by a reputable insurance broker, reasonably satisfactory to Purchaser, with respect to such Person’s insurance policies.

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3.15         Deposit and Disbursement Accounts. Schedule 3.15 lists all banks and other financial institutions at which Borrowers, or any other Corporate Credit Party, maintains deposits and/or other accounts, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.16         Accounts. No Borrower has made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by such Borrower in the ordinary course of its business consistent with historical practice.

3.17         Conduct of Business. Each Corporate Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Corporate Credit Party’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.18         Anti-Terrorism Laws.

(a)          Neither Borrowers nor, to the knowledge of Borrowers, any of their respective Affiliates or any Credit Party is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)          Neither Borrowers nor, to the knowledge of Borrowers, any Affiliate, Credit Party or other agent of Borrowers acting or benefiting in any capacity in connection with the Note is any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

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(c)          Neither Borrowers nor, to the knowledge of the Borrowers, any agent of any Affiliate or any Credit Party acting in any capacity in connection with the Note (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3.19         Broker’s Fees. Borrowers agree to pay any broker and investment banking fees that may become due in connection with the transactions contemplated by this Agreement and the other NPA Documents.

3.20         Further Assurances. At any time and from time to time, upon the written request of Purchaser and at the sole expense of Borrowers, Borrowers and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Purchaser may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other NPA Documents, (b) to protect, preserve and maintain Purchaser’s rights in any Collateral, or (c) to enable Purchaser to exercise all or any of the rights and powers herein granted.

3.21         Securities Law Compliance. The Note and the Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note and the Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens and rights of refusal of any kind. Subject in part to the reasonable reliance on the truth and accuracy of each Purchaser’s representations set forth in Section 8 hereof, the offer, sale and issuance of the Note and the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or exempt from registration or qualification) under the registration, permit or qualification requirements of any applicable state securities laws, and neither Borrowers nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such registration, qualification or exemption.

3.22         SEC Filings; Rule 144 Status. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. BHT Global is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which BHT Global intends to file, a Form 8-K after such time.

3.23         Survival. All of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and the Note and the making by Purchaser of the loan hereunder and shall continue in full force and effect so long as any Obligation of Borrowers to Purchaser is outstanding or unperformed or this Agreement remains in effect.

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4.          Financial Matters; Reports; Post-Closing Covenants.

4.1           Reports and Notices. From the Closing Date until the Termination Date, Borrower shall deliver to Purchaser:

(a)          Intentionally omitted;

(b)          (i) within forty-five (45) days following the end of each Fiscal Quarter, the Financial Statements for such Fiscal Quarter, which shall provide comparisons to actual results for the corresponding period during the prior Fiscal Year, both on a quarterly and year-to-date basis, and accompanied by a certification in the form of Exhibit G by the Chief Executive Officer or Chief Financial Officer of BHT Global that such Financial Statements are complete and correct in all material respects, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder, and (ii) within forty-five (45) days following the end of each Fiscal Quarter, the quarterly management reports for such Fiscal Quarter, which shall be prepared consistent with management reports which Borrowers are preparing in the ordinary course of business as of the date hereof;

(c)          within ninety (90) days following the close of each Fiscal Year, the audited Financial Statements for such Fiscal Year certified by the Chief Financial Officer of BHT Global, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder;

(d)          not less than thirty (30) days prior to the close of each Fiscal Year, the Projections, which will be prepared by Borrowers in good faith, with care and diligence, and using assumptions that are reasonable under the circumstances at the time such Projections are delivered to Purchaser and disclosed therein when delivered; and

(e)          all the reports and other information as set forth in Exhibit B in the time frames set forth therein and as Purchaser may additionally reasonably request from time to time.

4.2           Financial Covenants. Borrowers shall not breach any of the financial covenants set forth in Schedule E. For purposes of Section 7.1, a breach of a financial covenant set forth in Schedule E shall be deemed to have occurred as of any date of determination by Purchaser or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Purchaser.

4.3           Other Reports and Information. Borrowers shall advise Purchaser promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Borrowers shall, upon request of Purchaser, furnish to Purchaser such other reports and information in connection with the affairs, business, financial condition, operations, or management of Borrowers or any other Credit Party or the Collateral as Purchaser may request, all in reasonable detail.

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4.4           Equity Financing. On or before March 31, 2018, BHT Global shall issue and sell shares of its Convertible Series B Preferred Stock in a financing transaction that shall result in net proceeds to Borrowers in an amount not less than $3,500,000, which such financing shall be on terms consistent with the terms provided to Purchaser as of the date hereof.

4.5           Observer Rights. For so long as the Note remains outstanding, BHT Global will grant full observation rights to a representative from Purchaser including the right to attend all meetings of the Board of Directors of BHT Global (the “Board”) and to access minutes of meetings of all of its Committees. This right to observer rights will terminate upon the full repayment of the Note.  Purchaser shall be notified in writing (email is sufficient) of the date and time for each Board meeting or Committee meeting thereof in advance at the same time and in the same manner as the directors, and shall receive all notices, reports, minutes, consents (including written consents in lieu of meetings) and other Board materials as they are provided to the Board members. In addition, it is anticipated that BHT Global will include a representative from Purchaser on its Board of Advisors following the closing of the proposed Note.

4.6           [Intentionally deleted].

4.7           DACA. Within thirty (30) days of the Closing Date Borrowers shall enter into a Deposit Account Control Agreement with Purchaser and Comerica Bank, N.A., for all of their deposit and other accounts identified on Schedule 3.15 attached hereto.

4.8           Conversion or Subordination of Existing Indebtedness. Within ninety (90) days of the Closing Date, all existing indebtedness of Borrowers (including the indebtedness set forth on Schedule 2.1(e), but excluding the Revised Celli Note and the Revised Comerica Facility) shall be (x) converted into equity in BHT Global, on terms consistent with the Revised Celli Note (as in effect on the date hereof), or (y) subject to the terms of a Subordination Agreement and Waiver in favor of Purchaser, in a form reasonably acceptable to Purchaser.

4.9           Securities Filings. BHT Global undertakes and agrees, with the cooperation of Purchaser, to make all necessary filings (including, without limitation, a Form D) in connection with the sale of the Note and the Shares to Purchaser required under any United States laws and regulations applicable to BHT Global (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to Purchaser promptly after such filing.

4.10         Reporting Status; Public Trading Market; DTC Eligibility. So long as the Purchaser beneficially owns the Shares, (i) BHT Global shall timely file, prior to or on the date when due, all reports that would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if BHT Global had securities registered under Section 12(b) or 12(g) of the Exchange Act; (ii) BHT Global shall not be operated as, or report, to the SEC or any other Person, that BHT Global is a “shell company” or indicate to the contrary to the SEC or any other Person; (iii) BHT Global shall take all other action under its control necessary to ensure the availability of Rule 144 under the 1933 Act for the sale of the Shares by the Purchaser at the earliest possible date; and (iv) BHT Global shall at all times while any the Shares are held by Purchaser maintain its engagement of an independent registered public accounting firm. Except as otherwise set forth in NPA Documents, BHT Global shall take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, the Shares) on the OTC Markets, Inc., and will comply in all material respects with BHT Global’s reporting, filing and other obligations under the by-laws or rules of the Financial Industry Regulatory Authority.

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5.          Negative Covenants.

Each of the Borrowers and each Credit Party executing this Agreement covenants and agrees (for themselves and each other Credit Party) that, without Purchaser’s prior written consent, from the Closing Date until the Termination Date, none or Borrowers or any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

(a)          form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or, except as provided in Section 5(c) below, loan or advance to, any Person;

(b)          cancel any debt owing to it (other than in the ordinary course of business) or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth in Disclosure Schedule 5(b) and refinancing of any such Indebtedness provided that the principal amount thereof is not increased and remains subject to, (x) an intercreditor agreement in a form acceptable to Purchaser with respect to the Revised Comerica Facility, and (y) a subordination agreement in a form acceptable to Purchaser with respect to the Revised Celli Note, (iii) deferred Taxes, (iv) by endorsement of Instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of Borrowers if the primary obligation is permitted by this Agreement, and (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Corporate Credit Parties combined and outstanding at any time not exceeding $250,000;

(c)          enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party that are not otherwise permitted hereunder) other than (i) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount at any time not exceeding $100,000, and (ii) intercompany loans or advances, so long as such loans or advances are evidenced by an intercompany promissory note in form and substance reasonably acceptable to Purchaser;

(d)          make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Purchaser on the Closing Date or amend or modify its charter or by-laws or other organizational documents;

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(e)          create or permit any Lien on any of Borrowers’ properties or assets, except for Permitted Encumbrances (without in any way limiting the foregoing, it being expressly acknowledged that BioHiTech Europe, LLC shall have no right to grant, create or permit any Lien on any of its assets other than in favor of Purchaser);

(f)          sell, Transfer, issue, convey, assign or otherwise dispose of (i) any of its assets or properties, including its Accounts, (ii) any shares of its Stock, except for Exempt Issuances, or (iii) engage in any sale-leaseback, synthetic lease or similar transaction; provided, however, that the foregoing shall not prohibit the sale of Inventory in the ordinary course of its business or obsolete, worn-out, surplus or unnecessary Equipment;

(g)          change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving at least thirty (30) days prior written notice thereof to Purchaser and taking all actions deemed reasonably necessary or appropriate by Purchaser to continuously protect and perfect Purchaser’s Liens upon the Collateral;

(h)          establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Schedule 3.15) without Purchaser’s prior written consent, which such consent will require that any such new account be subject to a Blocking Account Agreement in a form reasonably acceptable to Purchaser;

(i)          make or permit any Restricted Payment;

(j)          authorize or issue any Stock, or any options, warrants or other rights to acquire Stock, in each case where such additional security provides by their terms that they may be redeemed at the election of the holder thereof on or before January __, 2024;

(k)          (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.18 above, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrowers shall deliver to Purchaser any certification or other evidence requested from time to time by Purchaser in its reasonable discretion, confirming Borrowers’ compliance with this Section), or (iv) cause or permit any of the funds of Borrowers that are used to repay the Note to be derived from any unlawful activity with the result that the making of the Note would be in violation of law;

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(l)          knowingly cause or permit (i) any of the funds or properties of Borrowers or any other Credit Party that are used to repay the Note to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (A) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrowers (whether directly or indirectly) is prohibited by law, or the Note issued and sold to Purchaser would be in violation of law, or (B) the Executive Order, any related enabling legislation or any other similar Executive Orders, or (ii) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in Borrowers or any other Credit Party, with the result that the investment in Borrowers (whether directly or indirectly) is prohibited by law or the Note is in violation of law;

(m)          permit or otherwise allow BHT Financial to have Cash and Cash Equivalents in an aggregate amount in excess of $1,500,000; or

(n)          permit or otherwise allow the Borrowers (other than BHT Financial) to advance, loan, contribute or otherwise transfer more than $100,000 in the aggregate to BHT Financial.

6.          Security Interest.

6.1           Grant of Security Interest.

(a)          As collateral security for the prompt and complete payment and performance of the Obligations, each Borrower and any other Credit Party executing this Agreement hereby grants to Purchaser a security interest in and Lien upon all of its personal property, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following personal property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all Stock (other than BHT Global’s membership interests (the “EWV Stock”) in Entsorga West Virginia, LLC, a Delaware limited liability company (“EWV”), which shall not be subject to Purchaser’s security interest); all Goods (including Inventory, Equipment and Fixtures); all future cash flow and distributions with respect to the EWV Stock; all operational leases, all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events. Hazardous Waste and the EWV Stock (all of the foregoing, together with any other collateral pledged to Purchaser, pursuant to any other NPA Document, collectively, the “Collateral”).

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(b)          Borrowers, Purchaser and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Purchaser. Borrowers and each other Credit Party executing this Agreement represents, warrants and promises to Purchaser that: (i) Borrowers and each other Credit Party granting a Lien in Collateral has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the NPA Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings (other than Uniform Commercial Code financing statements) and other documents referred to in said Schedule, have been delivered to Purchaser in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of Purchaser as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law or, with respect to the Revised Comerica Facility, with the content of Purchaser; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrowers and each other Credit Party executing this Agreement promise to defend the right, title and interest of Purchaser in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (A) all actions necessary to grant Purchaser “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by such Credit Party, with any agreements establishing control to be in form and substance satisfactory to Purchaser, (B) the prompt delivery of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by such Credit Party (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (C) notification of Purchaser’s interest in Collateral at Purchaser’s request, and (D) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party’s and Purchaser’s respective and several interests in the Collateral. Each of the Borrowers (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the NPA Documents and the Liens granted under the NPA Documents. If any Credit Party retains possession of any Chattel Paper or Instrument with Purchaser’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Michaelson Capital Special Finance Fund II, L.P.” Each Credit Party executing this Agreement shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Purchaser of any commercial tort claims (as defined in the Code) acquired by it and unless otherwise consented by Purchaser, such Credit Party shall enter into a supplement to this NPA Agreement granting to Purchaser a Lien in such commercial tort claim.

6.2           Purchaser’s Rights.

(a)          Purchaser may, (i) at any time in Purchaser’s own name or in the name of Borrowers, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Purchaser’s satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments, Chattel Paper or other Collateral, and (ii) at any time after a Default has occurred and is continuing and without prior notice to Borrowers or any other Credit Party, notify Account Debtors and other Persons obligated on any Collateral that Purchaser has a security interest therein and that payments shall be made directly to Purchaser. Upon the request of Purchaser, Borrowers shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrowers hereby constitute Purchaser or Purchaser’s designee as Borrowers’ attorney with power to endorse Borrower’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

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(b)          Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by them thereunder, and Purchaser shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrowers or any other Credit Party and any Person other than Purchaser) by reason of or arising out of the execution, delivery or performance of this Agreement, and Purchaser shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrowers, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

(c)          Borrowers and each other Credit Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Purchaser shall have access at any and all times): (i) provide access to such property to Purchaser and any of its officers, employees and agents, as frequently as Purchaser determines to be appropriate; (ii) permit Purchaser and any of its officers, employees and agents to inspect, audit and make extracts and copies from all of Borrowers’ and such Credit Party’s Books and Records; and (iii) permit Purchaser to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Purchaser considers advisable, and Borrowers and such Credit Party agree to render to Purchaser, at Borrowers’ and such Credit Party’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(d)          After the occurrence and during the continuance of an Event of Default, Borrowers, at their own expense, shall cause the certified public accountant then engaged by Borrowers to prepare and deliver to Purchaser at any time and from time to time, promptly upon Purchaser’s request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Purchaser may request. Borrowers, at their own expense, shall cause its certified independent public accountants to deliver to Purchaser the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Purchaser shall be permitted to observe and consult with Borrowers’ accountants in the performance of these tasks.

6.3           Purchaser’s Appointment as Attorney-in-fact. On the Closing Date, Borrowers and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit F. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any NPA Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Purchaser under the Power of Attorney are solely to protect Purchaser’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Purchaser agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Borrowers and each other Credit Party executing this Agreement also hereby (i) authorizes Purchaser to file any financing statements, continuation statements or amendments thereto that (A) indicate the Collateral (1) as all personal property assets of such Credit Party (or any portion of such Credit Party’s assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Purchaser to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrowers and each other Credit Party executing this Agreement acknowledges that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Purchaser and agrees that they will not do so without the prior written consent of Purchaser, subject to such Credit Party’s rights under Section 9-509(d)(2) of the Code.

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6.4           Grant of License to Use Intellectual Property Collateral. Except as set forth on Schedule 6.4, Borrowers and each other Credit Party executing this Agreement hereby grants to Purchaser an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrowers or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrowers or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.          Events of Default: Rights and Remedies.

7.1           Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Purchaser in accordance with Section 10.3:

(a)          Borrowers shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable and such failure continues for a period of ten (10) days after delivery of written notice thereof by Purchaser; provided, that such ten (10) day cure period shall be available to Borrowers only once in a twelve (12) month period; provided further, that Purchaser shall not be required to provide any such notice on the Maturity Date; or

(b)          (i) Borrowers or any other Credit Party (whether or not such Credit Party has signed this Agreement) shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Sections 4 or 5 of this Agreement, or (ii) Borrowers or any other Credit Party (whether or not such Credit Party has signed this Agreement) shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or terms or provisions contained in this Agreement or any of the other NPA Documents (excluding those covenants contained in Sections 4 or 5 of this Agreement), and Borrowers or such other Credit Party has failed to cure such default within ten (10) days of the occurrence thereof; or

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(c)          an event of default shall occur under any Contractual Obligation of any Borrower or any other Credit Party (other than this Agreement and the other NPA Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(d)          any representation or warranty in this Agreement or any other NPA Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Purchaser by any Borrower or any other Credit Party shall be untrue or incorrect in any material respects as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(e)          there shall be commenced against any Borrower or any other Credit Party any Litigation that results in the entry of an order for a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that remains unstayed or undismissed for thirty (30) consecutive days; or any Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f)          a case or proceeding shall have been commenced involuntarily against any Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (B) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any NPA Document or invalidating or denying the validity or enforceability of this Agreement or any other NPA Document or any action taken hereunder or thereunder; or

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(g)          Any Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h)          a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within ten (10) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of ten (10) days from the date of such judgment; or

(i)           any provision of any NPA Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the NPA Documents to be granted, to Purchaser shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the NPA Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

(j)          a Change of Control shall have occurred with respect to any Corporate Credit Party; or

(k)          an ERISA Event shall have occurred that, in the opinion of Purchaser, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

7.2           Remedies.

(a)          If any Event of Default shall have occurred and be continuing, Purchaser may, without additional notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable, together with the Prepayment Premium, if applicable, in accordance with Sections 1.5; or (ii) exercise any rights and remedies provided to Purchaser under the NPA Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1(e), (f), or (g), the Obligations shall become immediately due and payable without declaration, notice or demand by Purchaser.

(b)          Without limiting the generality of the foregoing, Borrowers and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Purchaser may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Purchaser shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Purchaser the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right Borrowers and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Purchaser shall have the right to conduct such sales on any Credit Party’s premises or elsewhere and shall have the right to use any Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Purchaser deems necessary or advisable.

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(c)          Upon the occurrence and during the continuance of an Event of Default and at Purchaser’s request, Borrowers and each other Credit Party executing this Agreement agrees, to assemble the Collateral and make it available to Purchaser at places within the Eastern United States that Purchaser shall reasonably select, whether at its premises or elsewhere. Until Purchaser is able to effect a sale, lease, or other disposition of the Collateral, Purchaser shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Purchaser deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Purchaser shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Purchaser. Purchaser may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Purchaser’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrowers and each other Credit Party executing this Agreement waives all claims, damages, and demands against Purchaser, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrowers and each other Credit Party executing this Agreement agrees that ten (10) days’ prior notice by Purchaser to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrowers and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Purchaser is entitled.

(d)          Purchaser’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Purchaser may have under any NPA Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3           Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrowers and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all NPA Documents, the Note or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Purchaser on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Purchaser may do in this regard; (b) all rights to notice and a hearing prior to Purchaser’s taking possession or control of, or to Purchaser’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Purchaser to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrowers and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other NPA Documents and the transactions evidenced hereby and thereby.

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7.4           Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Purchaser upon receipt to the Obligations in such order as Purchaser may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Purchaser of any other amount required by any provision of law, including Sections 9-608(a)(1) and 9-615(a)(3) of the Code (but only after Purchaser has received what Purchaser considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.          Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to Borrowers (which representations, warranties and covenants shall survive the execution, delivery and termination of this Agreement and the funding of the Note and the Shares) as set forth below:

8.1           Purchase Without View to Distribute. The Note and the Shares are being acquired by Purchaser for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof within the meaning of the Securities Act, and the rules and regulations thereunder. Purchaser has not been formed for the specific purpose of acquiring the Note.

8.2           Restrictions on Transfer. Purchaser (a) acknowledges that the Note and the Shares are not registered under the Securities Act, (b) is aware that Rule 144 is not presently available for use by Purchaser for resale of either the Note or the Shares, and (c) is aware that any routine sales of the Note and the Shares under Rule 144 may be made only in limited amounts and in accordance with the terms and conditions of that rule and that in such cases where Rule 144 is not applicable, compliance with some other registration exemption will be required.

8.3           Additional Representations. Purchaser represents that (a) it is an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act), (b) its financial situation is such that it can afford to bear the economic risk of holding the Note and the Shares for an indefinite period of time and suffer complete loss of the investment in the Note and the Shares, and (c) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the Note and the Shares.

8.4           Enforceability. The execution, delivery and performance by Purchaser of the NPA Documents to which it is a party: (a) are and will continue to be within such Purchaser’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Purchaser, and (d) do not and will not require the consent or approval of any Governmental Authority or any other Person. This Agreement and the other NPA Documents to which Purchaser is a party constitutes the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

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9.          Successors and Assigns. Each NPA Document shall be binding on and shall inure to the benefit of Borrowers and each other Credit Party executing such NPA Document, Purchaser, and its respective successors and assigns, except as otherwise provided herein or therein. None of Borrowers or any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any NPA Document without the prior express written consent of Purchaser. Any such purported conveyance by Borrowers or such Credit Party without the prior express written consent of Purchaser shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the NPA Documents. Purchaser reserves the right at any time to create and sell participations in the Note and the other NPA Documents and to sell, transfer or assign any or all of its rights in the Note and under the NPA Documents.

10.         Miscellaneous.

10.1         Complete Agreement; Modification of Agreement. This Agreement and the other NPA Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No NPA Document may be modified, altered or amended except by a written agreement signed by Purchaser and each other Credit Party a party to such NPA Document. Borrowers and each other Credit Party executing this Agreement or any other NPA Document shall have all duties and obligations under this Agreement and such other NPA Documents from the date of its execution and delivery. This Agreement and the other NPA Documents are the result of negotiations among and have been reviewed by counsel to Purchaser and the other parties, and are the products of all parties. Accordingly, this Agreement and the other NPA Documents shall not be construed against Purchaser merely because of Purchaser’s involvement in their preparation.

10.2         Expenses. Borrowers agree to pay or reimburse Purchaser for all reasonable, documented out of pocket costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the NPA Documents and the preservation of any rights thereunder (provided, however, that reimbursement of legal fees incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other NPA Agreements shall be capped at $50,000); (b) collection including deficiency collections; (c) the forwarding to Borrowers or any other Person on behalf of Borrowers by Purchaser of the proceeds of the Note (including a wire transfer fee of $50 per wire transfer); (d) any amendment, waiver or other modification or waiver of, or consent with respect to any NPA Document or advice in connection with the administration of the Note or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Purchaser, Borrowers or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any NPA Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Note, (ii) to evaluate, observe or assess Borrowers or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

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10.3         No Waiver. Neither Purchaser’s failure, at any time, to require strict performance by Borrowers or any other Credit Party of any provision of any NPA Document, nor Purchaser’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Purchaser thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the NPA Documents shall not suspend, waive or affect any other Default or other provision under any NPA Document, and shall not be construed as a bar to any right or remedy that Purchaser would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrowers or any other Credit Party to Purchaser contained in any NPA Document and no Default by Borrowers or any other Credit Party under any NPA Document shall be deemed to have been suspended or waived by Purchaser, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Purchaser and directed to Borrowers specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Purchaser shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4         Severability; Section Titles. Wherever possible, each provision of the NPA Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any NPA Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such NPA Document. Except as otherwise expressly provided for in the NPA Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the NPA Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrowers or any other Credit Party or the rights of Purchaser relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the NPA Documents shall survive the Termination Date. The Section titles contained in any NPA Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties thereto.

10.5         Authorized Signature. Until Purchaser shall be notified in writing by Borrowers or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Purchaser or any of Purchaser’s officers, agents, or employees to be that of an officer of Borrowers or such other Credit Party shall bind Borrowers and such other Credit Party and be deemed to be the act of Borrowers or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrowers’ or such other Credit Party’s Board of Directors, and Purchaser shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

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10.6         Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrowers or Purchaser) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

10.7         Counterparts. Any NPA Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any NPA Document may be authenticated by manual signature, facsimile or, if approved in writing by Purchaser, electronic means, all of which shall be equally valid.

10.8         Time of the Essence. Time is of the essence for performance of the Obligations under the NPA Documents.

10.9         GOVERNING LAW. THE NPA DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE NPA DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

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10.10         SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (A) BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND SUCH CREDIT PARTY AND PURCHASER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER NPA DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER NPA DOCUMENTS; PROVIDED, THAT PURCHASER, BORROWERS AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF PURCHASER. BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS’ OR SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(B)         THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER, BORROWERS AND/OR ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE NPA DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.11         USA Patriot Act Notice. Purchaser hereby notifies Borrowers and each other Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies Borrowers and each other Credit Party, which information includes the name and address of Borrowers and each other Credit Party and other information that will allow Purchaser to identify Borrowers and each other Credit Party in accordance therewith.

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10.12         Press Releases. Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of “Michaelson Capital Special Finance Fund II, LP” or its affiliates or referring to this Agreement or the other NPA Documents without at least two (2) Business Days’ prior notice to Purchaser and without the prior written consent of Purchaser unless (and only to the extent that) such Credit Party or Affiliate is required to do so under any Requirement of Law and then, in any event, such Credit Party or Affiliate will consult with Purchaser before issuing such press release or other public disclosure. Notwithstanding anything to the contrary contained herein, BHT Global shall be permitted to file a Current Report on Form 8-K with the Securities and Exchange Commission within four Business Days following the execution of the Agreement.

10.13         Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrowers or any other Credit Party, or otherwise, all as though such payments had not been made.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Note Purchase and Security Agreement has been duly executed as of the date first written above.

Borrowers:

BIOHITECH GLOBAL, INC.
BHT FINANCIAL, LLC
BIOHITECH AMERICA, LLC
BIOHITECH EUROPE, PLC
E.N.A. RENEWABLES, LLC
NEW WINDSOR RESOURCE
RECOVERY, LLC

By:
Name:	Frank E. Celli
Title:	Chief Executive Officer

Purchaser:

MICHAELSON CAPITAL SPECIAL
FINANCE FUND II, LP

By: Michaelson Capital SFF II, LLC, its Investment Advisor

By:
Name:
Title:

SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other NPA Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other NPA Documents) the following respective meanings:

“Account Debtor” shall mean any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a Payment Intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations which may be characterized as an account or contract right under the Code); (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); (e) all health care insurance receivables; and (f) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Affiliate” means, with respect to any Person: (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Purchaser.

“Blocked Account” and “Blocked Account Agreement” means a “control” or other agreements in form and substance acceptable to Purchaser which, among other things, establishes Purchaser’s perfection and rights in such bank deposit accounts or other accounts under the UCC and other applicable law.

Sch A-1

“BHT Financial” has the meaning assigned to it in the preamble of this Agreement.

“BHT Global” has the meaning assigned to it in the preamble of this Agreement.

“Board” has the meaning assigned to it in Section 4.5.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrowers’ business.

“Borrowers” and “Borrower” means the Person identified as such in the preamble of this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” means all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrowers, any such lease under which a Borrower is the lessor.

“Capital Lease Obligation” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash and Cash Equivalents” shall mean, as of any date, cash on hand and cash equivalents that are immediately convertible into cash as determined in accordance with GAAP.

“Change of Control” means, with respect to any Person on or after the Closing Date, that any change in the composition of such Person’s stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

Sch A-2

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) the ownership or use of any assets by any Credit Party, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

“Closing” shall mean the issuance, purchase and sale of the Note and the Shares pursuant to the terms hereof and the other NPA Documents.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Purchaser.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Purchaser’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any NPA Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Common Stock” means the Common Stock of BHT Global, $0.0001 par value per share.

“Contracts” means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyright License” means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Person: (a) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (b) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

Sch A-3

“Corporate Credit Party” means any Credit Party that is a corporation, partnership or limited liability company.

“Credit Party” means Borrowers and each other Person (other than Purchaser) that is or may become a party to this Agreement or any other NPA Document.

“Customer” shall mean and include the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to deliver any personal property or perform any services.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Person.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“EBITDA” means, for the applicable period, the sum of Borrowers’ consolidated net income, plus the following, without duplication and to the extent deducted in computing net income: interest expense, income tax expense (federal, state and local), depreciation, and amortization of intangible assets and other non-cash charges for such period; all as determined in accordance with GAAP.

“Environmental Laws” means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

Sch A-4

“Equipment” means all “equipment” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to it in Section 7.1.

“EWV Stock” has the meaning assigned to it in Section 6.1(a).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of BHT Global in accordance with the terms of an equity incentive plan approved by the Board, (b) securities upon the exercise or exchange of or conversion of any BHT Global securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and set forth on Disclosure Schedule (3.7), (c) the Equity Financing set forth Section 4.4 hereof, (d) securities issued in payment of contractor invoices in the ordinary course of business at fair market value (as reasonably determined by the Board), or (e) subject to Purchaser’s other consent rights under the terms of Section 5 hereof, issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Sch A-5

“FATCA” means Sections 1471 through 1474 of the IRC and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions).

“Fees” means the fees due to Purchaser as set forth in Schedule C.

“Financial Statements” means the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrowers, internally prepared for each Fiscal Quarter, and audited for each Fiscal Year, prepared in accordance with GAAP.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers.

“Fiscal Year” means the 12 month period of Borrowers ending December 31st of each year. Subsequent changes of the fiscal year of Borrowers shall not change the term “Fiscal Year” unless Purchaser shall consent in writing to such change.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock, and rights of indemnification.

“Goods” means all “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

Sch A-6

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” means each Person that executes a guaranty or a support, put or other similar agreement in favor of Purchaser in connection with the transactions contemplated by this Agreement.

“Guaranty” means any agreement to perform all or any portion of the Obligations on behalf of Borrowers or any other Credit Party, in favor of, and in form and substance satisfactory to, Purchaser, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

“Hazardous Material” means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hazardous Waste” has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

Sch A-7

“Indebtedness” of any Person means: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty-five (45 days) past due; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) the Obligations; and (h) all liabilities under Title IV of ERISA.

“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.13.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, including but not limited to the fully paid technology license for use of the HEBioT technology from Entsorgafin S.P.A., now held or hereafter acquired by any Person.

Sch A-8

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Mandatory Prepayment Event” has the meaning assigned to it in Section 1.5.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrowers taken as a whole or the industry within which Borrowers or any other Credit Party operates, (b) Borrowers’ or any other Credit Party’s ability to pay or perform the Obligations under the NPA Documents to which such Credit Party is a party as and when due and in accordance with the terms thereof, (c) the Collateral or Purchaser’s Liens on the Collateral or the priority of any such Lien, or (d) Purchaser’s rights and remedies under this Agreement and the other NPA Documents.

“Margin Stock” has the meaning assigned to it in Section 3.8.

“Maturity Date” means January__, 2023.

“Minimum Actionable Amount” means $100,000.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA, to which Borrowers, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Note” means Borrower’s 10.25% senior secured term promissory note issued pursuant to the terms of this Agreement.

“NPA Documents” means this Agreement, the Note, the Intellectual Property Security Agreement, the Subordination Agreement, the Comerica Intercreditor Agreement, the Blocked Account Agreements, and the other documents and instruments listed in Schedule D, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Purchaser) in connection with any of the foregoing.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrowers and any other Credit Party to Purchaser, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the NPA Documents or under any other agreement between Borrowers, such Credit Party and Purchaser, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Note and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrowers under any of the NPA Documents, and all principal and interest due in respect of the Note and all obligations and liabilities of any Guarantor under any Guaranty.

Sch A-9

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Intangibles” means all “payment intangibles” as such term is defined in the Code, now owned or hereafter acquired by any Person.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) deposits securing public or statutory obligations of any Credit Party; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemen’s’, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable, so long as such Liens attach only to Inventory; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); (j) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 5(e) and replacements of any such Liens, provided that no such Lien is spread to cover Accounts or any other additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased; (k) Liens in favor of Purchaser securing the Obligations; and (l) Liens related to the Comerica Facility of up to One Million One Hundred Thousand Dollars ($1,100,000) on specified equipment and the proceeds related thereto with respect to BHT Financial.

Sch A-10

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Premium” has the meaning assigned to it in Section 1.7.

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrowers or any other Credit Party from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Borrowers or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of any Borrower or any other Credit Party against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (d) any recoveries by any Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means as of any date the consolidated and consolidating balance sheet, statements of income and consolidated cash flow for Borrowers (including forecasted Capital Expenditures) (a) by quarter for the next Fiscal Year, and (b) by year for the following two Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan.

“Purchase Money Indebtedness” means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets and the proceeds thereof which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien, and the proceeds of such asset, and only if such Lien secures only such Purchase Money Indebtedness.

Sch A-11

“Purchase Price” has the meaning assigned to it in Section 1.1(b).

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Release” means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any of Borrowers’ or any other Credit Party’s Stock (provided, however, that dividends payable solely in additional shares of Stock shall not be deemed a Restricted Payment); (b) any payment or distribution made in respect of any subordinated Indebtedness of any Borrowers or any other Credit Party in violation of any subordination or other agreement made in favor of Purchaser; (c) any payment on account of the purchase, redemption, defeasance or other retirement of any of Borrowers’ or any other Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Purchaser) described in Disclosure Schedule (5(b)) or otherwise permitted under Section 5(b)(vi); or (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Purchaser shall constitute a Restricted Payment.

“Revenue” shall mean all revenue generated from operations as recognized in accordance with GAAP (but, for the avoidance of doubt, shall exclude any capital contributions or proceeds for borrowed money).

“Revised Celli Note” shall have the meaning set forth in Section 2.1(g).

“Revised Comerica Facility” shall have the meaning set forth in Section 2.1(f).

“SEC” means the United States Securities and Exchange Commission.

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“SEC Documents” means Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Forms 10-Q and 10-Q/A (if applicable) for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, including the financial statements included therein.

“Securities Act” shall have the meaning set forth in Section 1.1(b).

“Shares” has the meaning assigned in Section 1.1(a).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means each holder of Stock of Borrower or any other Credit Party.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty (50%) or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Purchaser.

“Termination Date” means the date on which all Obligations under this Agreement and the Note is indefeasibly paid in full, in cash and Borrowers shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement or the Note.

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“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Transfer” means the sale, assignment, lease, transfer, mortgaging, encumbering, or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other NPA Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the NPA Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrowers and Purchaser shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other NPA Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other NPA Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the NPA Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

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